INLAND REAL ESTATE CORPORATION
2014 EQUITY AWARD PLAN
RESTRICTED SHARE AWARD AGREEMENT

THIS RESTRICTED SHARE AWARD AGREEMENT (this “Agreement”) shall be effective as of the __ day of _______, 2015 (the “Grant Date”), by and between INLAND REAL ESTATE CORPORATION, a Maryland corporation (the “Company”), and _______ (the “Executive”) under and pursuant to the Inland Real Estate Corporation 2014 Equity Award Plan (the “Plan”) [in accordance with the Company’s 2014-2016 Long-Term Incentive Program (the “LTIP”) in respect of Absolute TSR Awards for the 2014 Performance Period (within the meaning of the LTIP)]. NTD: Include for Absolute TSR Awards for 2014 under the LTIP. Unless otherwise noted, capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.
The parties hereto agree as follows:
1.Award of Stock. In consideration of the services rendered by the Executive as an employee of the Company, the Company hereby grants to the Executive _______ shares (the “Restricted Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant and subject to the terms and conditions set forth in this Agreement and described in the Plan, which are incorporated by reference into this Agreement as if reproduced herein, including without limitation the terms and conditions of Sections 3(c) and 7(b) of the Plan.
2.Acknowledgments by the Executive. The Executive acknowledges that the Restricted Shares have been granted in reliance upon the following representations, warranties, and agreements of the Executive, each of which is true on the date hereof and each of which shall survive the employment agreement between the Employee and the Company, dated as of [May 5, 2014 and effective as of January 1, 2014], as in effect on the date of this Agreement (the “Employment Agreement”).

(a)
The Executive acknowledges that once the Restricted Shares have been issued to the Executive, the Restricted Shares may not be subsequently transferred or sold by the Executive except in compliance with the registration requirements of federal and state securities laws or exemptions therefrom.

(b)
The Executive acknowledges that an investment in the Common Stock is subject to significant risk, including the risks described, from time to time, in the Company’s annual reports on Form 10-K. The Executive represents and warrants that the Executive has such knowledge and expertise in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Stock and the ability to bear the economic risk of the investment.

(c)	The Executive acknowledges that the Executive has received and has had an opportunity to review a copy of the Plan, and the Executive agrees to be bound by all the terms and conditions thereof.

(d)
The Executive represents and warrants that the Executive has had the opportunity to ask questions of the Company concerning its business, the Plan and the Restricted Shares and to obtain any information which the Executive considers necessary to verify the accuracy of or to amplify upon the Company’s disclosures and that all questions which have been asked have been answered by the Company to the Executive’s satisfaction.

(e)
The Executive represents and warrants that the Executive understands and agrees that the Plan is incorporated in this Agreement by reference and is made a part of this Agreement as if fully set forth in this Agreement.

3.Restrictions. Except as provided in this Agreement or the Plan, the Executive may not sell, transfer, hypothecate, pledge, or assign any Restricted Shares which have not vested or any rights or interest therein, including without limitation any rights under this Agreement.
4.Vesting, Forfeiture and Expiration.

(a)
Except as may otherwise be provided in the Plan, the Employment Agreement or paragraph (b) of this Section 4, one-third (1/3rd) of the Restricted Shares shall become vested on each successive yearly anniversary of [the Grant Date] NTD: Confirm vesting on anniversaries of the Grant Date (and not, e.g., March 31 in the year following the year in which the Grant Date occurred)., subject to the Executive’s continued employment with the Company.

(b)
Except as may otherwise be provided in the Plan or the Employment Agreement, any Restricted Shares that have not yet vested shall be forfeited and redeemed by the Company, without any further action on the part of the Company or the Executive, immediately when the Executive ceases to be an employee of the Company for any reason; provided that if the Executive’s employment with the Company is terminated as a result of the Executive’s death or Disability, by the Company without Cause, or by the Executive for Good Reason (as defined in the Employment Agreement), the restrictions applicable to any Restricted Shares shall lapse and all Restricted Shares not previously forfeited shall be deemed fully vested. Upon the occurrence of any forfeiture of Restricted Shares, the Executive shall immediately take all actions necessary to permit the Company to redeem any forfeited Restricted Shares.

5.Custody of Certificates. The Company shall deliver to the Executive the stock certificates or, if the Restricted Shares are uncertificated, another form of documentation reasonable and appropriate under the circumstances evidencing the Executive’s ownership of the Restricted Shares as soon as practicable after such Restricted Shares become vested. Any stock certificates evidencing the Restricted Shares shall be held in the custody of the Company for the benefit of the Executive until the Restricted Shares have vested and all other restrictions, if any, have lapsed or have otherwise been lifted. To the extent the Restricted Shares are certificated, the certificates representing the Restricted Shares shall have endorsed thereon the following legend:
“The anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge of the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Inland Real Estate Corporation 2014 Equity Award Plan (as amended from time to time, the “Plan”), and an Award Agreement entered into between the registered owner and the Company (as amended from time to time, the “Agreement”). Copies of the Plan and the Agreement are on file at the principal office of the Company.”
Notwithstanding the foregoing, in no event shall the Company be obligated to issue a certificate representing the Restricted Shares prior to the vesting dates set forth above.
6.Stock Power. As a condition to the grant of Restricted Shares, the Executive shall deliver to the Company a stock power in the form attached hereto as Annex A, endorsed in blank, relating to the Restricted Shares.
7.Shareholder Rights. With respect to any Restricted Shares not previously forfeited, the Executive may exercise all of the rights of a stockholder of the Company, including the right to vote and receive dividends on the Restricted Shares.
8.Change in Control. In addition to any rights of the Executive under the Employment Agreement, including without limitation any rights to accelerated vesting of the Restricted Shares, in the event of a Change in Control, the restrictions applicable to any Restricted Shares shall lapse and all Restricted Shares not previously forfeited shall be deemed fully vested, and the value of all Restricted Shares to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price. Notwithstanding the foregoing, while the Executive is a Section 16 Participant, the lapse of restrictions with respect to any Restricted Shares that have been held by the Executive for less than six months and one day as of the date that the Change in Control is determined to have occurred must be approved by the Committee or the Board.
9.Tax Withholding. The Executive shall be subject to the provisions of Section 15(g) of the Plan with respect to any withholding or other tax obligations in connection with the grant or vesting of the Restricted Shares or otherwise in connection with this Agreement, and the Company may defer payment or issuance in accordance with Section 15(g) of the Plan or unless the Executive provides indemnification to the Company’s satisfaction for any amounts required to be withheld.
10.Special Tax Election. Executive is permitted to make a timely election under Section 83(b) of the Code (a “Section 83(b) Election”) to include in gross income for federal income tax purposes in the year of issuance the fair market value of all or a portion of such Restricted Shares, in which case the Executive shall be solely responsible for any foreign, federal, state, provincial or local taxes the Executive incurs in connection with such election. The Executive further acknowledges that any such election must be filed within thirty (30) days after the date of this Agreement. THE EXECUTIVE SHOULD CONSULT WITH THE EXECUTIVE’S TAX ADVISOR TO DETERMINE THE TAX CONSEQUENCES OF ACQUIRING THE RESTRICTED SHARES AND THE ADVANTAGES AND DISADVANTAGES OF FILING THE SECTION 83(b) ELECTION. THE EXECUTIVE ACKNOWLEDGES THAT IT IS THE EXECUTIVE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY SECTION 83(b) ELECTION, EVEN IF THE EXECUTIVE REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE EXECUTIVE’S BEHALF.
11.No Right to Continued Employment. Nothing in this Agreement shall be deemed or construed to confer upon the Executive any right with respect to continuance of employment by the Company for any period of time nor shall it interfere in any way with any right of the Company to terminate the Executive’s employment.
12.Effect of Certain Changes. In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Common Stock, the number of Restricted Shares which are granted shall be appropriately adjusted, as determined by the Company, to give proper effect to these changes. All adjustments made by the Company in good faith shall be final, conclusive and binding on the Executive. Notwithstanding anything to the contrary in this Agreement, the number of Restricted Shares shall always be a whole number and a purported right to receive a fraction of a Restricted Share, for example, upon an adjustment to the number of Restricted Shares in the event of a merger, shall be addressed in accordance with Section 3(c) of the Plan or any successor provision to Section 3(c).
13.Valid Agreement. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provisions to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.
14.Entire Agreement. This Agreement, including without limitation all of the terms and conditions incorporated herein by reference, and the Employment Agreement (a) constitute the entire agreement between the Company and the Executive regarding the subject matter of this Agreement and (b) supersede and replace all correspondence, understandings and communications between the parties hereto with regard to the Restricted Shares, which, if claimed or believed by any person to exist, shall be disregarded and shall not be relied upon for any purpose. No modification or amendment of any of the terms of this Agreement shall be valid if not made in writing and no such writing shall be binding on the Company if not signed by its [President or one of its Vice Presidents]. NTD: Company to confirm.
15.Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland, without giving effect to its conflicts of law principles.
16.Conflicts. In the event of any conflict between the provisions of the Plan as in effect on the Grant Date (including without limitation any term or condition of a restricted share award as described in the Plan, assuming no action providing for a different term or condition of a particular award has been taken by the Committee pursuant to the Plan) and the provisions of this Agreement, the provisions of the Plan shall control but only to the extent necessary to resolve the conflict. In the event of any conflict between the provisions of the Employment Agreement and the provisions of this Agreement other than the provisions in Section 4 of this Agreement, the provisions of the Employment Agreement shall control but only to the extent necessary to resolve the conflict. To the extent this Agreement is silent with respect to a term or condition of a restricted share award as described in the Plan or the Employment Agreement, the provisions of the Plan or the Employment Agreement (as applicable) shall control, and such terms and conditions are deemed to be incorporated by reference into this Agreement as if they were reproduced herein. The parties understand, intend and agree that this Agreement shall be interpreted so that the Restricted Shares and the grant thereof contemplated by this Agreement will not be subject to Section 409A of the Code.
17.Binding Effect. Subject to the limitations stated above and in the Plan and the Employment Agreement, this Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Executive and the successors of the Company.
18.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same agreement. One or more counterparts of this Agreement may be delivered by facsimile or scanned electronic transmission, with the intention that they shall have the same effect as an original counterpart hereof.
19.Waiver of Jury Trial; Class Action Waiver. NTD: Consider whether to specify forum and/or venue (i.e., state or federal court in [Maryland]). Each party to this Agreement, for itself and its affiliates, hereby irrevocably and unconditionally waives to the fullest extent permitted by applicable law all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to the actions of the parties hereto or their respective affiliates pursuant to THE PLAN OR this Agreement or in the negotiation, administration, performance or enforcement of THE PLAN OR this Agreement. all claims and disputes arising out of, or relating in any way to, this Plan or any Award must be pursued on an individual basis only, and EXECUTIVE waives his or her right to commence, or be a party to, any class or collective claims or to bring jointly any claim against the Committee, THE BOARD or the Company or ITS Affiliates OR any of their respective directors, officers, owners, or employees.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized corporate officers, and the Executive has duly executed this Agreement, all effective as of the date and year first above written.
INLAND REAL ESTATE CORPORATION

By:

Name:

Its:

ACKNOWLEDGED AND AGREED:
EXECUTIVE

By:

Name:

ANNEX A
STOCK POWER
FOR VALUE RECEIVED, I hereby sell, assign, and transfer to Inland Real Estate Corporation, a Maryland corporation (the “Company”), ___________ restricted shares of the common stock of the Company, standing in my name on the books and records of the Company (whether in certificated form or book-entry or similar form), that have been or are issued to me pursuant to that certain Restricted Share Award Agreement, dated as of __________, 2015, to which the Company and I are parties (as the same may from time to time be amended, the “Agreement”), and do hereby irrevocably constitute and appoint the Secretary of the Company attorney, with full power of substitution, to transfer this stock to the Company on the books and records of the aforesaid Company. To the extent that any restricted shares under the Agreement become vested pursuant to its terms, this Stock Power shall cease to be of legal effect with respect to such shares.

Dated the ____ day of ____.

By: _______________________________
(please sign)

Name: _____________________________
(please print)

Instructions: Please do not fill in any blanks other than the signature line.